UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 11, 2006

Wise Metals Group, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware		52-2160047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

857 Elkridge Road, Suite 600

Linthicum, Maryland 210908

(Address of principal executive offices)

(410) 636-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Material Definitive Agreement

The information provided in response to Item 5.02 below is incorporated by reference into this Item 1.02.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On April 11, 2006, the Company announced the termination of Randall Powers’ employment with the Company as President and Chief Operating Officer effective immediately. Effective July 1, 2004, the Company and Mr. Powers entered into an employment agreement (the “Employment Agreement”). The Employment Agreement terminated coincident with the termination of Mr. Powers’ employment with the Company. It is expected that the Company and Mr. Powers will enter into a written agreement to formalize the terms of the termination of the Employment Agreement. Following the termination of his employment with the Company, Mr. Powers is subject to non-compete, non-solicitation and confidentiality restrictions.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Wise Metals Group LLC dated April 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISE METALS GROUP LLC

By:	/s/ Danny Mendelson
Name:	Danny Mendelson
Title:	Executive Vice President, Chief Financial Officer and Secretary

Date: April 13, 2006

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 11, 2006.